EXHIBIT 99.3    INDEPENDENT AUDITORS ANNUAL SERVICER'S COMPLIANCE CERTIFICATE



          Independent Auditor's Annual Servicer Compliance Certificate


SCOPE

We have reviewed the activities of Members Equity Pty Limited (the "Mortgage Manager's ") for the purpose of determining its compliance with the servicing standards contained in the Mortgage Origination and Management Agreement dated 4 July 1994 (as amended and novated) ("Agreement") (attached as Appendix 1), in relation to the SMHL Global Fund No. 6 (the "Trust") for the period from 1 October 2003 to 30 June 2004, in accordance with the statement by the Division of Corporation Finance of the Securities and Exchange Commission dated 21 February 2003, and our engagement letter dated 13 September 2004.

We have reviewed the servicing standards contained in the Agreement to enable us to report on whether those servicing standards are similar to those contained in the Uniform Single Attestation Program for Mortgage Bankers ("USAP") (attached as Appendix 2), which establishes a minimum servicing standard for the asset backed securities market in the United States of America. No equivalent of the USAP exists in Australia.

The management of the Mortgage Manager is responsible for maintaining an effective internal control structure including internal control policies and procedures relating to the servicing of mortgage loans. We have conducted an independent review of the servicing standards contained in the Agreement, in order to express a statement on the Mortgage Manager's compliance with them to ME Portfolio Management Limited "Trust Manager".

Our review of the servicing standards has been conducted in accordance with Australian Auditing Standards applicable to performance audits and accordingly included such tests and procedures as we considered necessary in the circumstances. In conducting our review we have also had regard to the guidance contained in the USAP. These procedures have been undertaken to enable us to report on whether anything has come to our attention to indicate that there has been significant deficiencies in the Mortgage Manager's compliance with the servicing standards contained in the Agreement for the period from 1 October 2003 to 30 June 2004 in respect of SMHL Global Fund No. 6.

Our review did not include an assessment of the adequacy of the servicing standards themselves.

This statement has been prepared for the use of ME Portfolio Management Limited as at 30 June 2004 in accordance with the requirements of the statement by the Division of Corporation Finance of the Securities and Exchange Commission dated 21 February 2003, and the engagement letter dated 13 September 2004. We disclaim any assumption of responsibility for any reliance on this review statement, to any person other than ME Portfolio Management Limited.

STATEMENT

Based on our review;

o the servicing standards contained in the Agreement are similar to the minimum servicing standards contained in the Uniform Single Attestation Program for Mortgage Bankers ("USAP"), and

o nothing has come to our attention to indicate that there has been any significant deficiencies in the Mortgage Manager's compliance with the servicing standards contained in the Agreement, in respect of the SMHL Global Fund No. 6 (the "Trust") for the period from 1 October 2003 to 30 June 2004.



Ernst & Young

/S/ T. Coyne

TJ Coyne
Partner

Melbourne

20 September 2004

      Appendix 1 - Copy of Unsigned Servicing Agreement Provided by Members
                                 Equity Pty Ltd


                               SERVICING AGREEMENT


This agreement is made on 28 November 2003


Between:


members equity pty limited ABN 56 070 887 679 ("Members Equity")


And


ME PORTFOLIO MANAGEMENT LIMITED ABN 79 005 964 134 ("MEPM")



RECITALS:

A. Under the Mortgage Origination & Management Agreement dated 1 May 2000 (as amended) ("Agreement") Members Equity originates, manages and services loans secured by mortgages on behalf of MEPM.

B. Whilst under the Agreement Members Equity is required to use the same degree of skill and care as would be used by a responsible and prudent mortgagee, the parties wish to record certain minimum servicing standards with which Members Equity has complied previously and will continue to comply.





The parties agree that for the purposes of the Agreement Members Equity will comply with the following service standards:




1.       CUSTODIAL BANK ACCOUNTS

1.1 Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:


         o       Be mathematically accurate;

         o Be prepared within forty-five (45) calendar days after the cutoff date;

         o Be reviewed and approved by someone other than the person who prepared the reconciliation; and

         o Document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

2.       MORTGAGE PAYMENTS

2.1 Mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.

2.2      Mortgage   payments  made  in  accordance  with  the  mortgagor's  loan documents shall be posted to the applicable mortgagor records within two business days of receipt.

2.3 Mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

2.4 Mortgage payments identified as loan payoffs shall be allocated in accordance with the mortgagor's loan documents.



3.       DISBURSEMENTS

3.1 Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorised personnel.

3.2 Disbursements made on behalf of a mortgagor or investor shall be posted within one business days to the mortgagor's or investor's records maintained by the servicing entity.

3.3 Unissued checks shall be safeguarded so as to prevent unauthorised access.


4.       INVESTOR ACCOUNTING AND REPORTING

4.1 The investor reports shall agree with, or reconcile to, investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.


5.       MORTGAGOR LOAN ACCOUNTING

5.1 The mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.


6.       DELINQUENCIES

6.1 Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans in cases where the delinquency is deemed temporary (e.g., illness or unemployment).


7.       INSURANCE POLICIES

7.1 A fidelity-bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.

Signed for
Members Equity Pty Limited
by its authorised representative in the
presence of:

-------------------------------------------     --------------------------------
Witness                                         Authorised Representative


-------------------------------------------     --------------------------------
Name (please print)                             Name (please print)


Signed for
ME Portfolio Management Limited
by its authorised representative in the
presence of:
-------------------------------------------     --------------------------------
Witness                                         Authorised Representative


-------------------------------------------     --------------------------------
Name (please print)                             Name (please print)

  Appendix 2 - Uniform Single Attestation Program for Mortgage Bankers ("USAP")

                           MINIMUM SERVICING STANDARDS


I.      Custodial Bank Accounts

        1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliation's shall:

                 o    Be mathematically accurate;

                 o Be prepared within forty-five (45) calendar days after the cutoff date;

                 o Be reviewed and approved by someone other than the person who prepared the reconciliation; and

                 o Document explanations for reconciling items. These reconciling items shall be resolved within ninety
                      (90) calendar days of their original identification.

        2. Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor's or a mortgagor's account.

        3. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

        4. Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.     Mortgage Payments

        1.        Mortgage  payments  shall be deposited into the custodial bank
                  accounts  and  related  bank  clearing   accounts  within  two
                  business days of receipt.

        2. Mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable mortgagor records within two business days of receipt.

        3. Mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

        4. Mortgage payments identified as loan payoffs shall be allocated in accordance with the mortgagor's loan documents.

III.    Disbursements

        1. Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

        2. Disbursements made on behalf of a mortgagor or investor shall be posted within two business days to the mortgagor's or investor's records maintained by the servicing entity.

        3. Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

        4. Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

        5. Amounts remitted to investors per the servicer's investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

        6.        Unissued   checks  shall  be  safeguarded  so  as  to  prevent
                  unauthorized access.

IV.     Investor Accounting and Reporting

        1. The servicing entity's investor reports shall agree with, or reconcile to, investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.      Mortgagor Loan Accounting

        1. The servicing entity's mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

        2. Adjustments on ARM loans shall be computed based on the related mortgage note and any ARM rider.

        3. Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on at least an annual basis.

        4. Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the applicable state laws. (A compilation of state laws relating to the payment of interest on escrow accounts may be obtained through the MBA's FAX ON DEMAND service. For more information, contact MBA.)

VI.     Delinquencies

        1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans in cases where the delinquency is deemed temporary (e.g., illness or unemployment).

VII.    Insurance Policies

        1. A fidelity-bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.